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                                                                     Exhibit 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                                PFS BANCORP, INC.



                                    ARTICLE I

                                 CORPORATE TITLE

         The full corporate name of the Corporation is PFS Bancorp, Inc. (hereafter the "Corporation").

                                   ARTICLE II

                                REGISTERED OFFICE

         The street address of the Corporation's initial registered office in Indiana shall be Second and Bridgeway Street, Aurora, Indiana 47001 and the name of its initial registered agent at that office shall be Mel E. Green.

                                   ARTICLE III

                                    DURATION

         The duration of the Corporation is perpetual.

                                   ARTICLE IV

                               PURPOSE AND POWERS

         The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Indiana Business Corporation Law. The Corporation shall have all the express, implied and incidental powers of a corporation organized under such law and acts amendatory thereof or supplemental thereto.

                                    ARTICLE V

                               BOARD OF DIRECTORS

         A. DIRECTORS AND NUMBER OF DIRECTORS. The business and affairs of the Corporation shall be under the direction of a Board of Directors. Except as otherwise fixed pursuant to the provisions of Article VI. B. hereof relating to the rights of the holders of any class or series of stock having a



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preference over the Common Stock as to dividends or upon liquidation to elect additional directors, the number of directors that shall constitute the Board of Directors of the Corporation shall not be less than five nor more than 15 as may be specified from time to time by resolution of a majority of the Board of Directors.

         B. CLASSIFICATION AND TERM. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes, as nearly equal in number as possible. One class shall be elected by ballot annually for a term of office to expire at the third succeeding annual meeting of shareholders, unless a different term of office is necessary to comply with the immediately preceding sentence.

         C. VACANCIES. Except as otherwise fixed pursuant to the provisions of
Article VI. B. hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors, any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by a majority vote of the directors then in office, whether or not a quorum is present, or by a sole remaining director, and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until such director's successor shall have been elected and qualified. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided that no decrease in the number of directors shall shorten the term of any incumbent director.

         D. REMOVAL. Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office only with cause by an affirmative vote of more than 50% of the votes eligible to be cast by shareholders at a duly constituted meeting of shareholders called expressly for such purpose. Cause for removal shall exist only if the director whose removal is proposed has been either declared incompetent by an order of a court, convicted of a felony or of an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction, or deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such director's duties to the Corporation. At least 30 days prior to such meeting of shareholders, written notice shall be sent to the director whose removal will be considered at the meeting. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of these Articles of Incorporation or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

         E. FACTORS WHICH MAY BE CONSIDERED BY THE BOARD OF DIRECTORS. In addition to any other considerations which the Board of Directors may lawfully take into account, in determining whether to take or to refrain from taking corporate action on any matter, including making or declining to

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make any recommendation to the shareholders of the Corporation, the Board of
Directors may in its discretion consider the long-term as well as short-term best interests of the Corporation (including the possibility that these interests may be best served by the continued independence of the Corporation), taking into account, and weighing as the Directors deem appropriate, the social and economic effects of such action on present and future employees, suppliers, customers of the Corporation and its subsidiaries (including account holders and borrowers of any of the Corporation's subsidiaries), the effect upon communities in which offices or other facilities of the Corporation are located, and the effect on the Corporation's ability to fulfill its corporate obligations as a savings and loan holding company or a bank holding company and on the ability of any of its subsidiary financial institutions to fulfill the objectives of a financial institution under applicable statutes and regulations, and any other factors the Directors consider pertinent.

         F. AUTHORIZED BOARD ACTIONS. In furtherance and not in limitation of the powers conferred by law or in these Articles of Incorporation, as the same may, from time to time, be amended, the Board of Directors (and any committee of the Board of Directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the Board or such committee may determine to be reasonably necessary or desirable to (A) encourage any Person (as defined in Article XI.A.(g) hereof) to enter into negotiations with the Board of Directors and management of the Corporation with respect to any transaction which may result in a change in control of the Corporation which is proposed or initiated by such person or (B) contest or oppose any such transaction which the Board of Directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the Corporation and its business, assets or properties or the shareholders of the Corporation, including, without limitation, the adoption of such plans or the issuance of such rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the Corporation (which issuance may be with or without consideration, and may (but need not) be issued pro rata), which rights, options, capital stock, notes, evidences of indebtedness, and other securities
(i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the Board or such committee and
(ii) may provide for the treatment of any holder or class of holders thereof designated by the Board of Directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof.

                                   ARTICLE VI

                                  CAPITAL STOCK

         The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue shall be 10,000,000 shares of common stock ("Common Stock"), par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"). There shall be deemed to be contributed to capital surplus by each subscriber to capital stock an

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amount equal to the difference between the amount paid to the Corporation for the purchase of the capital stock and the par value of the capital stock.

         The shares may be issued by the Corporation from time to time as authorized by the Board of Directors without the approval of the shareholders except as otherwise provided in this Article VI or to the extent that such approval is required by governing law, rule or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Corporation. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the Corporation), labor or services actually performed for the Corporation or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the Board of Directors of the Corporation, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and non-assessable. In the case of a stock dividend, that part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

         Nothing contained in this Article VI (or in any amendments hereto) shall entitle the holders of any class of a series of capital stock to vote as a separate class or a series or to more than one vote per share, provided, that this restriction on voting separately by class or series shall not apply: (i) to any provision which would authorize the holders of Preferred Stock voting as a class or series, to elect some members of the Board of Directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of Preferred Stock; (ii) to any provision which would require the holders of Preferred Stock, voting as a class or series, to approve the merger or consolidation of the Corporation with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or businesses in exchange for securities of a corporation other than the Corporation if the Preferred Stock is exchanged for securities of such other corporation; (iii) to any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Article VI (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving Corporation in a merger or consolidation of the Corporation, shall not be considered to be such an adverse change.

         A description of the different classes and series of the Corporation's stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class of and series of capital stock are as follows:

         A. COMMON STOCK. Except as provided by law or in this Article VI (or in any supplementary sections thereto), the holders of Common Stock shall possess exclusively all voting power. Each holder of shares of Common Stock shall be entitled to one vote for each share held by

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such holder. There shall be no cumulation of votes for the election of directors or for other purposes.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of outstanding shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of any sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors. Dividends may be paid in cash or in property as declared by the Board.

         In the event of any liquidation, dissolution, or winding up of the Corporation, the holders of the Common Stock (and the holders of any class or series of stock entitled to participate with the Common Stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Corporation available for distribution remaining after: (i) payment or provision for payment of the Corporation's debts and liabilities and
(ii) distributions or provision for distributions to holders of any class or series of stock having preference over the Common Stock in the liquidation, dissolution, or winding up of the Corporation. Each share of Common Stock shall have the same relative rights as and be identical in all respects with all the other shares of Common Stock.

         B. PREFERRED STOCK. The Corporation may provide in supplementary sections to its Articles of Incorporation for one or more classes of Preferred Stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to these Articles of Incorporation. The number of shares in each such class or series may be increased or decreased by the Board of Directors (such decrease not to be less than the number of shares thereof then outstanding). Upon any such decrease, the affected shares shall continue as part of authorized shares of the Corporation. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

         (a) The distinctive serial designation and the number of shares constituting such series;

         (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

         (c) The voting powers, full or limited, if any, of shares of such series;

         (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

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         (e) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

         (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

         (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so, the conversion price or prices or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

         (h) The price or other consideration for which the shares of such series shall be issued; and

         (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial Preferred Stock and whether such shares may be reissued, of the same or any other series of serial Preferred Stock.

         Each share of each series of serial Preferred Stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

         The Board of Directors shall have authority to divide, by the adoption of supplementary sections to these Articles of Incorporation, any authorized class of Preferred Stock into series, and, within the limitations set forth in this section, fix and determine the relative rights and preferences of the shares of any series so established.

         Prior to the issuance of any preferred shares of a series established by supplementary sections to these Articles of Incorporation adopted by the Board of Directors, the Corporation shall file with the Secretary of State a dated copy of that supplementary section to these Articles of Incorporation establishing and designating the series and fixing and determining the relative rights and preferences thereof.

                                   ARTICLE VII

                                PREEMPTIVE RIGHTS

         No holder of the capital stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of a dividend.

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                                  ARTICLE VIII

                       MEETINGS OF SHAREHOLDERS AND BYLAWS

         A. MEETINGS OF SHAREHOLDERS. No action required by the Indiana Business Corporation Law to be taken at any annual or special meetings of shareholders, nor any action which may be taken at any annual or special meetings of shareholders, may be taken without a meeting, without prior notice and without a vote of such shareholders. Special meetings of shareholders of the Corporation may only be called by the Chairman of the Board of Directors or by the Board of Directors pursuant to a resolution approved by the affirmative vote of at least three-fourths of the directors then in office.

         B. BYLAWS. The Board of Directors has the sole power to adopt, alter, amend or repeal the Bylaws of the Corporation. Such action by the Board of Directors shall require the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors.

                                   ARTICLE IX

                          INDEMNIFICATION AND LIABILITY

         A. PERSONAL LIABILITY OF DIRECTORS AND OFFICERS. A director or officer of the Corporation shall not be personally liable for monetary damages for any action taken or any failure to take any action as a director except to the extent that by law a director's liability for monetary damages may not be limited.

         B. INDEMNIFICATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or who is serving at the request of the Corporation as a director, officer or agent of any other corporation, against expenses (including attorney's fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Indiana law.

         C. ADVANCEMENT OF EXPENSES. Reasonable expenses incurred by an officer, director, employee or agent of the Corporation or by a person serving at the request of the Corporation as a director, officer or agent of any other corporation in defending a civil or criminal action, suit or proceeding described above in "Indemnification" shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to the full extent permitted under Indiana law.

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         D. OTHER RIGHTS. The indemnification and advancement of expenses provided by or pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Articles of Incorporation, any insurance or other agreement, vote of shareholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit to the heirs, executors and administrators of such person provided that no indemnification shall be made to or on behalf of any individual if a judgment or other final adjudication establishes that his act or omissions (i) were in breach of his duty of loyalty to the Corporation or its shareholders, (ii) were not in good faith or involved a knowing violation of law or (iii) resulted in the receipt of an improper personal benefit.

         E. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Articles of Incorporation.

         F. MODIFICATION. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this Article shall be in the nature of a contract between the Corporation and each such director or officer, and no amendment or repeal of any provision of this Article shall alter, to the detriment of such director or officer, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

         ARTICLE X. SHAREHOLDER APPROVAL OF CERTAIN ACTIONS. Except as set forth in the following sentence, any action required or permitted to be taken by the shareholders of the Corporation pursuant to Chapter 40 (Merger and Share Exchange), Chapter 41 (Sale of Assets) or Chapter 45 (Voluntary Dissolution) of the Indiana Business Corporation Law, or any successors thereto, shall be taken upon the affirmative vote of at least 80% of the Voting Shares (as defined in Article XI hereof and after giving effect to Article XI.D. hereof), as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof. Notwithstanding the preceding sentence, if any such action is recommended by at least two-thirds of the entire Board of Directors (including any vacancies), the 80% shareholder vote set forth in the preceding sentence will not be applicable, and, in such event, the action will require only such affirmative vote as is required by law.


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         ARTICLE XI. RESTRICTIONS ON OFFERS AND ACQUISITIONS OF THE
CORPORATION'S EQUITY SECURITIES.

         A. DEFINITIONS.

                  (a) ACQUIRE. The term "Acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

                  (b) ACTING IN CONCERT. The term "Acting in Concert" means (i) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

                  (c) AFFILIATE. An "Affiliate" of, or a Person "affiliated with," a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                  (d) ASSOCIATE. The term "Associate" used to indicate a relationship with any Person means:

                           (i) Any corporation or organization (other than the
                  Corporation or a Subsidiary of the Corporation), or any subsidiary or parent thereof, of which such Person is a director, officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities;

                           (ii) Any trust or other estate in which such Person
                  has a 10% or greater beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, provided, however, such term shall not include any employee stock benefit plan of the Corporation or a Subsidiary of the Corporation in which such Person has a 10% or greater beneficial interest or serves as a trustee or in a similar fiduciary capacity;

                           (iii) Any relative or spouse of such Person (or any
                  relative of such spouse) who has the same home as such Person or who is a director or officer of the Corporation or a Subsidiary of the Corporation (or any subsidiary or parent thereof); or

                           (iv) Any investment company registered under the
                  Investment Company Act of 1940 for which such Person or any Affiliate or Associate of such Person serves as investment advisor.

                  (e) BENEFICIAL OWNER (INCLUDING BENEFICIALLY OWNED). A Person shall be considered the "Beneficial Owner" of any shares of stock (whether or not owned of record):


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                           (i) With respect to which such Person or any
                  Affiliate or Associate of such Person directly or indirectly has or shares (A) voting power, including the power to vote or to direct the voting of such shares of stock, and/or (B) investment power, including the power to dispose of or to direct the disposition of such shares of stock;

                           (ii) Which such Person or any Affiliate or Associate
                  of such Person has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether such right is exercisable immediately or only after the passage of time); or

                           (iii) Which are Beneficially Owned within the meaning
                  of (i) or (ii) of this Article XI.A.(e) by any other Person with which such first-mentioned Person or any of its Affiliates or Associates either (A) has any agreement, arrangement or understanding, written or oral, with respect to acquiring, holding, voting or disposing of any shares of stock of the Corporation or any Subsidiary of the Corporation or acquiring, holding or disposing of all or substantially all, or any Substantial Part, of the assets or business of the Corporation or a Subsidiary of the Corporation, or (B) is Acting in Concert. For the purpose only of determining whether a Person is the Beneficial Owner of a percentage specified in this Article XI of the outstanding Voting Shares, such shares shall be deemed to include any Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise and which are deemed to be Beneficially Owned by such Person pursuant to the foregoing provisions of this Article XI.A.(e), but shall not include any other Voting Shares which may be issuable in such manner.

                  (f) OFFER. The term "Offer" shall mean every offer to buy or acquire, solicitation of an offer to sell, tender offer or request or invitation for tender of, a security or interest in a security for value; provided that the term "Offer" shall not include (i) inquiries directed solely to the management of the Corporation and not intended to be communicated to shareholders which are designed to elicit an indication of management's receptivity to the basic structure of a potential acquisition with respect to the amount of cash and/or securities, manner of acquisition and formula for determining price, or (ii) non-binding expressions of understanding or letters of intent with the management of the Corporation regarding the basic structure of a potential acquisition with respect to the amount of cash and/or securities, manner of acquisition and formula for determining price.

                  (g) PERSON. The term "Person" shall mean any individual, partnership, corporation, limited liability company, association, trust, group or other entity. When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership, syndicate, associate or group shall be deemed a "Person."

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                  (h) SUBSTANTIAL PART. The term "Substantial Part" as used with reference to the assets of the Corporation or of any Subsidiary means assets having a value of more than 10% of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year ending prior to the time the determination is being made.

                  (i) SUBSIDIARY. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Person in question.

                  (j) VOTING SHARES. "Voting Shares" shall mean shares of the Corporation entitled to vote generally in an election of directors.

                  (k) CERTAIN DETERMINATIONS WITH RESPECT TO ARTICLE XI. A majority of the directors shall have the power to determine for the purposes of this Article XI, on the basis of information known to them and acting in good faith: (i) the number of Voting Shares of which any Person is the Beneficial Owner, (ii) whether a Person is an Affiliate or Associate of another Person,
(iii) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of "Beneficial Owner" as hereinabove defined, and (iv) such other matters with respect to which a determination is required under this Article XI. Any such determinations made by the Board of Directors of the Corporation pursuant to this Article XI shall be conclusive and binding upon the Corporation and its shareholders. In order to carry out its responsibilities under this Article XI, the Board of Directors shall have the right to demand that any person who is reasonably believed to be the Beneficial Owner of Excess Shares shall supply the Corporation with complete information as to (x) the record owners of all shares of equity securities Beneficially Owned by such Person and (y) any other factual matter relating to the applicability or effect of this Article XI as may be reasonably requested by the Board of Directors.

                  (l) DIRECTORS, OFFICERS OR EMPLOYEES. Directors, officers or employees of the Corporation or any Subsidiary thereof shall not be deemed to be a group with respect to their individual acquisitions of any class of equity securities of the Corporation solely as a result of their capacities as such.

         B. RESTRICTIONS. Upon the effective date of the reorganization of Peoples Federal Savings Bank (the "Bank") as a subsidiary of the Corporation, no Person shall directly or indirectly Offer to Acquire or Acquire the Beneficial Ownership of (i) more than 10% of the issued and outstanding shares of any class of an equity security of the Corporation, or (ii) any securities convertible into, or exercisable for, any equity securities of the Corporation if, assuming conversion or exercise by such Person of all securities of which such Person is the Beneficial Owner which are convertible into, or exercisable for, such equity securities (but of no securities convertible into, or exercisable for, such equity securities of which such Person is not the Beneficial Owner), such Person would be the Beneficial Owner of more than 10% of any class of an equity security of the Corporation.

         C. EXCLUSIONS. The foregoing restrictions shall not apply to (i) any Offer with a view toward public resale made exclusively to the Corporation by underwriters or a selling group acting


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on its behalf, (ii) any tax-qualified employee benefit plan or arrangement established by the Corporation and any trustee of such a plan or arrangement, and (iii) any other Offer or acquisition approved in advance by the affirmative vote of two-thirds of the Corporation's entire Board of Directors (including any vacancies).

         D. REMEDIES. In the event that shares are Acquired in violation of this
Article XI, all shares Beneficially Owned by any Person in excess of 10% shall be considered "Excess Shares" and (i) shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as Voting Shares in connection with any matters submitted to shareholders for a vote, (ii) the Corporation is authorized to refuse to recognize a transfer or attempted transfer of any shares of the Corporation's equity securities to any Person who is the Beneficial Owner, or as the result of such transfer would become the Beneficial Owner, of Excess Shares and (iii) the Board of Directors may use its best efforts to cause such Excess Shares to be transferred to an independent trustee for sale on the open market or otherwise, with the expenses of such trustee to be paid out of the proceeds of the sale.

         For purposes of ensuring compliance with Article XI.B., in the event any partnership, corporation, limited liability company, association or trust is deemed to Beneficially Own more than 5% of any class of the Corporation's stock, either by itself or together with one or more other Persons who is an Affiliate of or Acting in Concert with such entity or who is a member of any group with such entity with respect to the Corporation's stock, then the Corporation shall be entitled upon written request to such entity to receive information regarding the name and address of, and the class and number of shares of Corporation stock which are Beneficially Owned by, each partner in such partnership, each director, executive officer and shareholder in such corporation, each member in such limited liability company or association, and each trustee and beneficiary of such trust, and in each case each Person controlling such entity and each partner, director, executive officer, shareholder, member or trustee of any entity which is ultimately in control of such partnership, corporation, limited liability company, association or trust.

         E. SEVERABILITY. In the event any provision (or portion thereof) of this Article XI shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Article XI shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its shareholders that each such remaining provision (or portion thereof) of this
Article XI remain, to the fullest extent permitted by law, applicable and enforceable as to all shareholders.

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

                                   ARTICLE XII

                     AMENDMENT OF ARTICLES OF INCORPORATION

         Unless otherwise required by the Indiana Business Corporation Law, no amendment, addition, alteration, change, or repeal of these Articles of Incorporation shall be made, unless such amendment is first approved by a majority vote of the directors then in office, and thereafter approved by the shareholders holding at least a majority of the total outstanding shares eligible to be cast thereon, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, shall be required to amend, adopt, alter, change or repeal any provision of, or adopt any provision inconsistent with, Articles V, VIII, X and XI hereof.


                                  ARTICLE XIII

                                  INCORPORATOR

         The name and address of the incorporator of the Corporation is as follows:

                       Peoples Federal Savings Bank
                       Second and Bridgeway Streets
                       Aurora, Indiana 47001


         IN WITNESS WHEREOF, the undersigned, being the incorporator named above, executes these Articles of Incorporation and affirms under penalties of perjury that the statements contained herein are true, this 18th day of June, 2001.


                                        PEOPLES FEDERAL SAVINGS BANK


                                        By: /s/ Mel E. Green
                                           -------------------------------------
                                           Mel E. Green, Chief Executive Officer
                                              and Managing Officer







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